                                                                    Exhibit 3.11



                            ARTICLES OF ORGANIZATION

                                       OF

                            ELAN HOME SYSTEMS, L.L.C.

      The undersigned organizer, desiring to form a limited liability company under the Kentucky Limited Liability Company Act, hereby states the following:

      The name of the limited liability company is ELAN HOME SYSTEMS, L.L.C.

      The name and address of the Registered Agent is C T CORPORATION SYSTEM,
            KENTUCKY HOME LIFE BUILDING, LOUISVILLE, KY 40202.

      The address of the initial principal office of the limited liability company is: 3202 NICHOLASVILLE ROAD, LEXINGTON, KY 40503.

      The limited liability company has at least two members.

      The limited liability company is to be managed by Managers.

      The latest date on which the limited liability company is to dissolve is August 23, 2025.

      IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Organization this 23rd day of August, 1995.

                                        /s/ Nathaniel Sack
                                    -------------------------
                                    Nathaniel Sack, Organizer

The foregoing instrument was prepared by:

   /s/ Paul Donley
-------------------------
     Paul Donley

                              ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF ORGANIZATION OF
                            ELAN HOME SYSTEMS, L.L.C.


      Pursuant to KRS 275.030, the undersigned limited liability company executes these Articles of Amendment to its Articles of Organization.

      FIRST: The name of the limited liability company is Elan Home Systems, L.L.C. (the "Company").

      SECOND: The following amendments to the Company's Articles of Organization were duly adopted on September 30, 2004 by the unanimous written consent of the members of the Company in accordance with the Kentucky Limited Liability Company Act.

                                   AMENDMENT 1

      Article 4 of the Company's Articles of Organization is hereby deleted in its entirety.

                                   AMENDMENT 2

      Article 5 of the Company's Articles of Organization is hereby redesignated as Article 4 and is amended to read in its entirety as follows:

            4.    The limited liability company is to be managed by its members.

                                   AMENDMENT 3

      Article 6 of the Company's Articles of Organization is hereby deleted in its entirety.

      The foregoing Articles of Amendment to the Articles of Organization of Elan Home Systems, L.L.C. are executed and acknowledged by the undersigned this 30th day of September, 2004.

                                    ELAN HOME SYSTEMS, L.L.C.



                                    By:  LINEAR LLC, Member

                                    By:   /s/ Edward Cooney
                                       ----------------------



                                    Title:   VP + Treasurer
                                          -------------------




THIS INSTRUMENT PREPARED BY:


   /s/ Jane C. Foushee
----------------------------
Jane C. Foushee
WYATT, TARRANT & COMBS, LLP
2800 PNC Plaza
Louisville, Kentucky  40202
(502) 589-5235




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